Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 2, 2022, except for the effects of the stock split as described in Note 1(F) and Note 22 as to which the date is February 22, 2023, in the Registration Statement on Form F-1 and the related prospectus of Freightos Limited, with respect to the consolidated financial statements of Freightos Limited.

February 22, 2023	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global